Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 17, 2015, with respect to the consolidated financial statements included in the Annual Report of Intevac, Inc. and subsidiaries on Form 10-K for the year ended January 3, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Intevac, Inc. and subsidiaries on Forms S-8 (File No. 333-205368, effective June 30, 2015; File No. 333-197700, effective July 29, 2014; File No. 333-190250, effective July 30, 2013; File No. 333-181929, effective June 6, 2012; File No. 333-175979, effective August 2, 2011; File No. 333-168505, effective August 3, 2010; File No. 333-160596, effective July 15, 2009; File No. 333-152773, effective August 5, 2008; File No. 333-143418, effective May 31, 2007; File No. 333-134422, effective May 24, 2006; File No. 333-125523, effective June 6, 2005; File No. 333-109260, effective September 29, 2003; File No. 333-106960, effective July 11, 2003; File No. 333-50166, effective November 17, 2000; and File No. 333-65421, effective October 7, 1998).

/s/ GRANT THORNTON LLP

San Jose, California

February 17, 2016